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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) December 6, 2000
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                             Genesee & Wyoming Inc.
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               (Exact name of registrant as specified in charter)


          Delaware                 0-20847                 06-0984624
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(State or other jurisdiction      (Commission            (IRS Employer
     of incorporation)            File Number)         Identification No.)


66 Field Point Road, Greenwich, Connecticut                06830
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(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code  (203) 629-3722
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         (Former name or former address, if changed since last report)
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Item 9.  Regulation FD Disclosure.

     From November 3 through December 1, 2000, certain executive officers of Genesee & Wyoming Inc. ("GWI" or the "Company") exercised options to purchase a total of 65,900 shares of GWI common stock with a strike price of $17.00, and sold a total of 59,300 of the option shares. These options were granted on June 24, 1996 under the Company's 1996 Stock Option Plan which was implemented at the time of the Company's initial public offering. The options are scheduled to expire on June 23, 2001. Options from the original 1996 grant to purchase an additional 159,100 shares, with the same expiration date, continue to be held by executive officers. If GWI's share price remains above the strike price, the Company expects the remaining options will be exercised prior to their expiration.

     Company policy is to allow insiders to sell GWI stock (whether in connection with an option exercise or otherwise) only during a trading window following the announcement of quarterly earnings, provided that those insiders are not in possession of material non-public information. There are two trading windows remaining prior to the expiration of the remaining 159,100 options. Upon any option exercise, an executive officer may decide to hold the exercised option shares or to sell some or all of them to fund the option exercise and for reasons related to his personal tax and liquidity requirements.

     Excluding the 225,000 options discussed above, GWI executive officers continue to have significant option and share holdings in the Company. Including the Company's Chairman, Chief Executive Officer and largest shareholder, Mortimer B. Fuller, III, executive officers have beneficial ownership of 964,009 shares of Class A or Class B common stock and 350,500 additional vested and unvested option shares, collectively representing 22.7% beneficial ownership of the Company's common stock. In July 2000, Mr. Fuller increased his direct ownership stake in GWI by purchasing 75,000 Class B shares and obtaining the right to acquire an additional 176,476 Class B shares. Excluding Mr. Fuller, executive officers have beneficial ownership of 96,090 shares of Class A or Class B common stock and 250,500 additional vested and unvested option shares, collectively representing 6.1% beneficial ownership of the Company's common stock.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                GENESEE & WYOMING INC.


Dated:  December 6, 2000        By:  /s/ Alan R. Harris
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                                     Alan R. Harris
                                     Senior Vice President